UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Envela Corporation
(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENVELA CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Envela Corporation (the “Company”, “we,” “us,” and “Envela”), a Nevada corporation, will be held at 2:00 p.m., Central Time, on Wednesday, June 25, 2025, at our corporate office, 1901 Gateway Drive, Irving, Texas 75038, for the following purposes:

1.	To elect six directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

2.	To approve the ratification of Whitley Penn, LLP (“Whitley Penn”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

3.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation (“Say on Pay Vote”).

4.	To approve, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Vote”).

5.	To approve the 2025 Equity Incentive Plan (the “2025 Plan”).

6.	To approve the adjournment of the 2025 Annual Meeting, if necessary, to solicit additional proxies in favor of the Board of Directors’ (the “Board of Directors” or “Board”) recommended actions with respect to proposals one through five.

These items of business are more fully described in the proxy statement accompanying this notice.

Our Board of Directors unanimously recommends that you vote: (i) FOR the directors nominated; (ii) FOR the ratification of Whitley Penn; (iii) FOR, by non-binding vote, the resolution approving named executive officer compensation (“Say on Pay Vote”); (iv) FOR, by non-binding advisory vote, the frequency on future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Vote”); and (v) FOR, the 2025 Plan.

Only holders of record of our Common Stock as of the close of business on May 13, 2025, are entitled to notice of, and to vote at our 2025 Annual Meeting and any adjournment(s) thereof. Our transfer books will not be closed.

You are cordially invited to attend the 2025 Annual Meeting. Whether or not you plan to attend the 2025 Annual Meeting and regardless of the number of shares you own, please register your vote by appointing a proxy electronically by internet or by telephone in accordance with the instructions on the enclosed proxy card, or alternatively, vote, sign, date and return in the accompanying self-addressed envelope provided the enclosed proxy card as soon as possible. If you attend the 2025 Annual Meeting, you may vote your shares “in person”, even though you have previously signed and returned your proxy card.

By Order of the Board of Directors,

/s/ John R. Loftus
John R. Loftus
Chairman of the Board, Chief Executive Officer, and President

Dallas, Texas

April 30, 2025

PAGE
PROXY STATEMENT	5

VOTING PROCEDURES AND REVOCABILITY OF PROXIES	6

CORPORATE GOVERNANCE	7

General	7
Policies	7
Board Role in Risk Oversight	8
Director Independence	8
Board Leadership	8
Board Committees and Responsibilities	9

PROPOSAL 1: ELECTION OF DIRECTORS	11

Information Concerning Experience, Qualifications, and Skills of the Director Nominees	11

DIRECTOR COMPENSATION	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

PROPOSAL 2: TO APPROVE THE RATIFICATION OF WHITLEY PENN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	16

Fees Paid to Independent Registered Public Accounting Firm	16

REPORT OF THE AUDIT COMMITTEE	17

TRANSACTIONS WITH RELATED PERSONS	17

EXECUTIVE OFFICERS	18

Information Concerning Experience, Qualifications, and Skills of the Executive Officers	18

EXECUTIVE COMPENSATION	19

General	19
Compensation Program	19
Advice of Compensation Consultant	19
Summary Compensation Table	20
Pay Versus Performance	20
Discussion on Pay Versus Performance	21
Employment Agreements	21
Equity Compensation Plan Information	21

PROPOSAL 3: TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION (“SAY ON PAY VOTE”)	22

PROPOSAL 4: TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON RESOLUTIONS APPROVING FUTURE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY WHEN ON PAY VOTE”)	23

PROPOSAL 5: TO APPROVE THE 2025 EQUITY INCENTIVE PLAN	24

PROPOSAL 6: TO APPROVE THE ADJOURNMENT OF THE 2025 ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE BOARD OF DIRECTORS’ RECOMMENDED ACTIONS WITH RESPECT TO PROPOSALS ONE THROUGH FIVE	29

STOCKHOLDER COMMUNICATION AND PROPOSALS	30

PERSONS MAKING THE SOLICITATION	31

OTHER MATTERS	31

APPENDIX A	32

ENVELA CORPORATION

PROXY STATEMENT

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Envela Corporation, a Nevada corporation, to be used at our 2025 Annual Meeting to be held on June 25, 2025 at 2:00 p.m. local time, or at any adjournment or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying notice. The 2025 Annual Meeting will be held at our corporate office, 1901 Gateway Drive, Irving, Texas 75038.

Our stockholders of record as of the close of business on May 13, 2025 (the “Record Date”) are entitled to vote at our 2025 Annual Meeting.

Important Notice of Availability of Proxy Materials for our 2025 Annual Meeting

These proxy materials, which include our Proxy Statement for the 2025 Annual Meeting, 2024 Annual Report on Form 10-K for the year ended December 31, 2024, and proxy card, are first being sent to Envela stockholders on or about May 16, 2025, and are available on our website at www.envela.com.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

Voting Procedures

General

The accompanying proxy card is designed to permit each of our stockholders as of the Record Date to vote on each of the proposals properly brought before the 2025 Annual Meeting. As of the Record Date, there will be 25,995,201 shares of our common stock, par value $0.01 per share (our “Common Stock”), issued and outstanding and entitled to vote at the 2025 Annual Meeting. Each outstanding share of our Common Stock is entitled to one vote.

The holders of a majority of our outstanding shares of Common Stock that are entitled to vote, present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, will constitute a quorum for the transaction of business at the 2025 Annual Meeting. If a quorum is not present, the 2025 Annual Meeting may be adjourned from time to time until a quorum is obtained.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote. Broker non-votes are treated as shares present but not entitled to vote on the particular matter. Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by NYSE American LLC (the “Exchange”), such as electing directors and ratifying auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

Assuming that a quorum is present, directors will be elected by a plurality vote, and the six nominees who receive the most votes will be elected. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote on this proposal. There is no right to cumulative voting unless cumulative voting is requested at the 2025 Annual Meeting by a stockholder who has complied with the requirements set forth in our bylaws with respect to cumulative voting.

Assuming that a quorum is present, the ratification of the appointment of Whitley Penn as our independent registered public accountants for the fiscal year ending December 31, 2025, the non-binding advisory vote to approve named executive compensation (“Say on Pay Vote”), the non-binding advisory vote to approve the frequency of future advisory votes approving future named executive officer compensation (“Say When on Pay Vote”), the approval of the 2025 Plan and approval of any other matter that may properly come before the 2025 Annual Meeting requires the affirmative vote of a majority of the voting power of the Company entitled to vote on the matter before the 2025 Annual Meeting, present in person or by proxy, is required to approve these proposals. To the extent that no frequency receives a majority vote with respect to the Say When on Pay Vote, we will consider that option that receives the highest number of votes cast to be the frequency recommended by stockholders. As a result, broker non-votes, if any, will not affect the outcome of the vote on these proposals because they are not considered shares present and entitled to vote on the matter. We believe that the proposal to ratify our independent registered public accounting firm is considered to be a “routine” matter, and hence we do not expect that there will be a significant number of broker non-votes on the proposals. We believe that the Say on Pay Vote, the Say When on Pay Vote, and the approval of the 2025 Equity Incentive Plan are considered “non-routine” matters, and as a result, broker discretionary voting will not be permitted with respect to such proposals.

The accompanying proxy card provides space for you to vote in favor of, against, or to withhold or abstain voting for: (i) the nominees for the Board of Directors identified herein; (ii) ratification of the appointment of Whitley Penn as our independent registered public accountants for the fiscal year ending December 31, 2025; (iii) approval, by non-binding advisory vote, the resolution approving named executive officer compensation (“Say on Pay Vote”); (iv) approval, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Vote”); (v) approval of the 2025 Plan; and (vi) the adjournment of the 2025 Annual Meeting, if necessary, to solicit additional proxies in favor of the Board of Directors’ recommended actions with respect to proposals one through five; and transaction of such other business as may properly come before the meeting and any adjournment(s) thereof.

When a signed proxy card is returned with choices specified with respect to voting matters, the proxies designated on the proxy card will vote the shares in accordance with the stockholder’s instructions. We have designated John DeLuca and Andrew Stacey as proxies for the stockholders. If you desire to name another person as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of the other person to act as your proxy. In such a case, it will be necessary for you to sign the proxy card and deliver it to the person named as your proxy, and for the named proxy to be present and vote at the 2025 Annual Meeting. Proxy cards so marked should not be mailed to us.

If you sign your proxy card and return it to us and you have made no specifications with respect to voting matters, your shares will be voted FOR: (i) the nominees for the Board of Directors identified herein; (ii) ratification of the appointment of Whitley Penn as our independent registered public accountants for the fiscal year ending December 31, 2025; (iii) approval, by non-binding advisory vote, the resolution approving named executive officer compensation (“Say on Pay Vote”); (iv) approval, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Vote”); (v) approval of the 2025 Plan; and (vi) the adjournment of the 2025 Annual Meeting, if necessary, to solicit additional proxies in favor of the Board of Directors’ recommended actions with respect to proposals one through five; and the transaction of such other business as may properly come before the meeting and any adjournment(s) thereof.

Inspection of Stockholders

At least ten (10) days before the 2025 Annual Meeting, we will make a complete list of the stockholders entitled to vote at the 2025 Annual Meeting open for examination by any stockholder for any purpose germane to the meeting. The list will be open for inspection during ordinary business hours at our corporate office located at 1901 Gateway Drive, Suite 100, Irving, Texas 75038, and will also be made available to stockholders by request.

Appointment of a Third-Party Proxyholder

Stockholders who wish to appoint a third-party proxyholder to represent them at the meeting must submit their completed proxy card naming their assigned proxyholder for the meeting AND e-mail their proxyholder to ir@envela.com. Stockholders must submit their proxy form naming their third-party proxyholder prior to registering the proxyholder. Failure to register a duly appointed proxyholder will result in the proxyholder not receiving information to participate in the meeting, and such proxyholders will not be able to attend the meeting.

Revocability of Proxies

You have the unconditional right to revoke your proxy at any time prior to the voting of the proxy by taking any act inconsistent with the proxy. Acts inconsistent with the proxy include notifying our Secretary in writing of your revocation, executing a subsequent proxy, or personally appearing at the 2025 Annual Meeting and casting a contrary vote. However, no revocation will be effective unless, at or prior to the 2025 Annual Meeting, we have received notice of such revocation.

CORPORATE GOVERNANCE

General

We are committed to sound corporate governance principles. Our business affairs are managed under the direction of our Board of Directors, who also ensure the continuity of the Company. Our directors are elected at an annual meeting of our stockholders by the holders of shares entitled to vote in the election of directors, except in the case of a vacancy, which an affirmative vote of a majority of the remaining directors can fill. Each director is elected to serve until the annual meeting of stockholders following his/her election or until he/she chooses to resign from the position. Senior leadership regularly keeps Board members updated regarding developments affecting the Company and its underlying markets. The Board is also responsible for ensuring that our activities are conducted in accordance with governance policies and risk management strategies.

Policies

Our policies are reviewed regularly and amended as needed. Our Code of Business Conduct and Ethics outlines prohibitive actions along with deemed conflicts of interest or conduct that have the appearance of impropriety for our directors, executive officers, and employees. Further, our directors, executives, and employees (including certain family members of each group) must also adhere to the Company’s Anti-Hedging Policy. The general constructs of these policies are referenced below.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to our directors, executive officers and employees. Furthermore, our Code of Business Conduct and Ethics contains provisions governing the purchase, sale and/or other distribution of the Company’s securities by directors, officers, and employees of the Company and the Company itself that are reasonably designed to promote compliance with insider trading laws, rules, and regulations. Any transactions between the Company and our executive officers, directors, principal stockholders, or other affiliates have been on terms no less favorable to us than the Board believes could be obtained from unaffiliated third parties on an arm's-length basis.

The latest copy of our Code of Business Conduct and Ethics is available under the “Governance” menu on our corporate website at www.envela.com.

Anti-Hedging Policy

We have an Anti-Hedging which prohibits our directors, executive officers, and employees from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds, or similar instruments, or selling our securities short.

Board Role in Risk Oversight

Like other companies, we face a variety of risks, including investment risk, liquidity risk, and operational risk. Our Board believes that an effective risk management system should: (i) timely identify the material risks that we face; (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or the relevant committee of our Board; (iii) implement appropriate and responsive risk management strategies consistent with our risk profile; and (iv) integrate risk management into decision-making. Our Board is tasked with overseeing risk oversight and periodically meets with management and advisors regarding the adequacy and effectiveness of our risk-management processes, and to analyze the most likely areas of future risk for us. In addition to the formal compliance program, our Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations.

Director Independence

Our Board is composed of no fewer than five directors’ seats, with one being vacant as of the date of this Proxy Statement. Our Board has determined that current board members Alexandra C. Griffin, Jim R. Ruth, and Richard D. Schepp are “independent” under the standards of the SEC and the Exchange. Under applicable SEC and Exchange rules, certain “related person” transactions above certain thresholds between a director and the Company must be disclosed and preclude a finding by our Board that the director is independent. In addition to transactions required to be disclosed under SEC rules, our Board considered certain other relationships in making its independence determinations and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on our behalf.

Board Leadership

Board Chairman

Pursuant to our bylaws, the Chairman of our Board shall be and is our Chief Executive Officer (“CEO”). Also, per our bylaws, the Chairman of our Board and CEO presides, when present, at all meetings of the stockholders and at all meetings of our Board. The Chairman of our Board and CEO generally supervises our affairs, has general and active control of all of our business, and sees that all orders and resolutions of our Board and our stockholders are carried into effect. We have determined that this leadership structure is appropriate, given the need for a centralized oversight model.

Lead Independent Director

On June 11, 2014, the Board passed a resolution to create the role of Lead Independent Director. Jim R. Ruth was elected to fill that role. The Lead Independent Director consults with the Chairman in setting the schedule and agenda for Board meetings; coordinates, moderates and presides over executive sessions of the independent directors; acts as a liaison between independent directors and the Chairman; and assists the Board and officers in providing oversight for the Company’s governance guidelines and policies.

Board Committees and Responsibilities

Board Meetings and Attendance at Annual Meeting

Our Board meets as often as necessary to perform its duties and responsibilities. During Fiscal 2024, the Board met four times in person or virtually. All members of our Board were present, either in-person or virtually, and participated in all meetings, and all members attended the 2024 Annual Stockholder Meeting (“2024 Annual Meeting”). Management also regularly conferred with directors between meetings regarding Company matters. It is the Company’s policy that each director should make every reasonable effort to attend the annual meeting of stockholders.

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, consisting of all three independent directors of our Board, is chaired by Alexandra C. Griffin, who is also an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, promulgated under the Securities Act. Ms. Griffin is “independent,” as defined by the listing standards of the Exchange. The other members of the Audit Committee are Jim R. Ruth and Richard D. Schepp. The Audit Committee is primarily tasked with overseeing our financial-reporting process, evaluating independent auditors, and where appropriate, exercising its duty to replace independent auditors. Management is responsible for preparing the Company’s financial statements, and independent auditors are responsible for auditing those financial statements. During Fiscal 2024, the Audit Committee met four times in person or virtually.

In addition to their regular activities, the Audit Committee is available to meet with the independent auditors, the CEO, or the Chief Financial Officer (“CFO”) whenever a special situation arises and meets as often as necessary to perform its duties and responsibilities. We have adopted a formal written audit committee charter, and the Audit Committee annually reviews and reassesses the adequacy of the charter.

The Audit Committee’s charter is available under the “Corporate Governance” menu of our corporate website at www.envela.com.

Compensation Committee

On August 31, 2012, the Board approved the creation of a Compensation Committee comprised of our independent directors. The Compensation Committee is chaired by Richard D. Schepp and is primarily concerned with reviewing, approving, and determining the compensation of our executive officers to ensure that we employ ethical compensation standards and that our executive officers are fairly compensated based upon their performance and contribution to the Company. The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to act in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. To the extent permitted by applicable law, the Compensation Committee also may delegate to management certain of its duties and responsibilities, including adopting, amending, modifying, or terminating benefit plans; and granting stock options or other equity awards under certain stock plans.

The Compensation Committee meets as often as necessary to perform its duties and responsibilities. During Fiscal 2024, the Compensation Committee met four times in person or virtually. We have adopted a formal written Compensation Committee Charter, and the Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter annually.

The Compensation Committee’s charter is available under the “Corporate Governance” menu of our corporate website at www.envela.com.

Compliance, Governance, and Nominating Committee

On January 17, 2013, the Board approved the creation of a Nominating and Corporate Governance Committee comprised of our independent directors, and on February 20, 2015, the Board approved a resolution, which changed the name of this committee to the Compliance, Governance, and Nominating Committee, and also delegated certain additional responsibilities to the committee. The Compliance, Governance, and Nominating Committee is chaired by Jim R. Ruth and is primarily concerned with matters relating to the Company’s director-nomination process and procedures, developing and maintaining the Company’s corporate-governance policies, monitoring the Company’s compliance with its code of conduct and ethics, and any related matters required by federal securities laws.

The Compliance, Governance, and Nominating Committee is responsible for assessing, developing and communicating with the Board of Directors the appropriate selection criteria required for members of the Board, e.g., judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of a candidate’s experience with the experience of other Board members, and the extent to which a candidate would be a desirable addition to the Board and any of its committees. The Compliance, Governance, and Nominating Committee will consider nominations of director candidates validly made by stockholders in accordance with applicable laws, rules, and regulations, and provisions of the Company’s charter documents. The Compliance, Governance, and Nominating Committee will review such candidates in the same manner as it evaluates new and incumbent directors. See “Stockholder Communications and Proposals” below for additional information on how to submit a director nomination to the Board of Directors.

The Compliance, Governance, and Nominating Committee meets as often as necessary to perform its duties and responsibilities. During Fiscal 2024, the Compliance, Governance, and Nominating Committee met four. The Nominating Committee Charter and the Compliance, Governance, and Nominating Committee review and reassess the adequacy of the Compliance, Governance, and Nominating Committee Charter annually. All nominees standing for election as a member of our Board were selected by the Compliance, Governance, and Nominating Committee, based on a review of each individual’s background, credentials, and business experience.

The Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compliance, Governance, and Nominating Committee may deem appropriate in its sole discretion.

The Compliance, Governance, and Nominating Committee charter is available under the “Corporate Governance” menu on our corporate website at www.envela.com.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Background

Six directors are proposed to be elected at the 2025 Annual Meeting. If elected, each director will hold office until the next annual meeting of stockholders or until his/her successor is elected and qualified.

The six nominees for election as directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified are John R. Loftus, Jim R. Ruth, Alexandra C. Griffin, Richard D. Schepp, Vicky C. Teherani, and Vince A. Ackerson. All nominees have consented to serve if elected, and we have no reason to believe that any of the nominees named will be unable to serve. If any nominee becomes unable to serve: (i) the shares represented by the designated proxies will be voted for the election of a substitute as our Board of Directors may recommend; or (ii) our Board of Directors may fill the vacancy at a later date after selecting an appropriate nominee.

The Compliance, Governance, and Nominating Committee of the Board nominated the individuals named below for election to our Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management” for additional information about the nominees, including their ownership of securities issued by the Company.

Name		Age	Director Since	Position

John R. Loftus		56	December 2016	Chairman of the Board, CEO, and President

Alexandra C. Griffin	(1)	36	January 2017	Independent Director and Chairperson of the Audit Committee

Jim R. Ruth	(1)	61	January 2017	Independent Director and Chairperson of the Compliance, Governance and Nominating Committee

Richard D. Schepp	(1)	64	December 2021	Independent Director and Chairperson of the Compensation Committee

Vicky C. Teherani		68	*	Independent Director

Vince A. Ackerson		68	*	Independent Director

*     Ms. Teherani and Mr. Ackerson are standing for initial nomination to our Board of Directors.

(1)	Member of the Audit Committee, Compensation Committee, and Compliance, Governance, and Nominating Committee.

Information Concerning Experience, Qualifications, and Skills of the Director Nominees

John R. Loftus | Chairman of the Board, CEO, and President

John R. Loftus has served as the Chairman of the Board, CEO, and President since December 12, 2016. Under his guidance, the Company posted its eighth consecutive annual profit in 2024. Mr. Loftus holds a Master of Business Administration (“MBA”) from the SMU Cox School of Business. He is qualified to serve on the Board due to his service as the Company’s CEO for over eight years and because his role and experience enable him to bring invaluable operational, financial, regulatory, and governance perspectives to the Board.

Alexandra C. Griffin | Independent Director

Alexandra C. Griffin has served as an Independent Director of Envela Corporation since January 17, 2017. Ms. Griffin currently serves as an Accounting Manager for Zelus Analytics, which was acquired by Teamworks in September 2024. Prior to joining Zelus Analytics, she was an Accounting Manager at Intercontinental Capital Group for Fiscal 2022 and held a variety of accounting positions at PrimeLending from fiscal 2015 through fiscal 2021. Ms. Griffin is a Certified Public Accountant (“CPA”) and holds a Bachelor of Science in Accounting (“BSA”) from the University of Texas at Arlington. Ms. Griffin is qualified to serve on the Board due to her strong background in accounting, financial analysis, and reporting.

Jim R. Ruth | Independent Director

Jim R. Ruth has served as an Independent Director at Envela Corporation since January 17, 2017. Mr. Ruth served as the Chief Executive Officer for OppMetrix, a leading teaming platform for small federal contractors in the software as a service space, before his retirement in 2020. Mr. Ruth holds a Bachelor of Science degree from the University of Michigan and an MBA from the SMU Cox School of Business. Mr. Ruth is qualified to serve on the Board due to his executive experience.

Richard D. Schepp | Independent Director

Richard D. Schepp has served as an Independent Director at Envela since December 1, 2021. Mr. Schepp was the Chief Administrative Officer for Kohl’s Corporation before his retirement in 2018, where he was responsible for Kohl’s human resources, legal, risk management, and compliance, real estate, business development, and store construction and design functions. Mr. Schepp holds a Bachelor of Business Administration (“BBA”) from the University of Wisconsin-Eau Claire and his Juris Doctorate from the University of Wisconsin Law School. Mr. Schepp is qualified to serve on the Board due to his extensive retail experience and previous leadership roles.

Vicky C. Teherani | Independent Director

Vicky C. Teherani stands for initial nomination to the Board of Directors. Ms. Teherani has served as the Chief Financial Officer of PAJ Inc., a privately held global jewelry manufacturing company headquartered in Dallas, since fiscal 2016. Prior to PAJ Inc., she served as Vice President and Treasurer for A.H. Belo Corp., a Dallas media company that operated newspapers and television stations in five metropolitan areas throughout the United States. Ms. Teherani is a CPA and holds a BBA and an MBA from The University of Texas at Arlington. Ms. Teherani is qualified to serve on the Board due to her strong background in the jewelry industry, along with extensive accounting and finance experience.

Vince A. Ackerson | Independent Director

Vince A. Ackerson stands for initial nomination to the Board of Directors. Mr. Ackerson was a founding member and served as the Vice Chairman at Texas Capital Bank, the eighth largest bank in Texas by asset size, prior to his retirement in 2021. Mr. Ackerson also served as Chief Lending Officer and President over the five major markets in Texas. Mr. Ackerson holds a Bachelor of Science in Business Administration (“BSBA”) and an MBA from Louisiana State University. Mr. Ackerson is qualified to serve on the Board due to his extensive capital markets experience and executive leadership within a leading financial institution.

Vote Required

Directors will be elected by a plurality of the votes cast by holders of our Common Stock voting in person, once authenticity is established, or by proxy at the 2025 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

DIRECTOR COMPENSATION

General

Beginning in January 2017, the Compensation Committee recommended that independent directors be paid cash compensation of $10,000 per year, to be paid in $2,500 quarterly increments due on the day of each quarterly board meeting. The full Board subsequently approved these recommendations. There are no other forms of compensation.

Director’s Compensation Table

The following table sets forth the total compensation paid to our directors (other than directors who are Named Executive Officers whose compensation is described below under the heading “Summary Compensation Table”) for their service on our Board and committees of the Board during Fiscal 2024.

	Director
	Fees Earned or Paid in
Name	Cash ($)	Total ($)
Richard D. Schepp (1)	10,000	10,000
Alexandra C. Griffin (2)	10,000	10,000
Jim R. Ruth (3)	10,000	10,000
Allison M. DeStefano (4)	—	—

	30,000	30,000
(1)	Mr. Schepp was elected as an independent director on December 1, 2021.
(2)	Ms. Griffin was elected as an independent director on January 17, 2017.
(3)	Mr. Ruth was elected as an independent director on January 17, 2017.

(4)  Ms. DeStefano resigned from the Board of Directors on March 10, 2025. Her resignation was not the result of any dispute or disagreement with the Company or its Board of Directors regarding the Company’s operations, policies, or practices. Ms. DeStefano received no compensation for her services on the Board during Fiscal 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Beneficial Ownership

Greater than Five Percent

The following table sets forth the beneficial ownership of each stockholder known by us to own beneficially more than five (5) percent of our outstanding shares of Common Stock as of April 30, 2025. Common Stock beneficially owned and percentage ownership as of April 30, 2025, was based on 25,995,201 shares outstanding.

	Name and		Amount and	Percent
	Address of		Nature of	of
Title of Class	Beneficial Owner		Beneficial Ownership	Class

Common Stock	John R. Loftus	(1)	19,180,187	73.78%
1901 Gateway Drive, Suite 100
Irving, TX 75038
(1)

Based solely on information disclosed in the Schedule 13D/A, jointly filed with the Securities and Exchange Commission (“SEC”) on May 24, 2019, by Eduro Holdings, LLC (“Eduro”), N10TR, LLC (“N10TR”), and John R. Loftus. Eduro and Mr. Loftus reported shared voting and dispositive power with respect to 6,364,460 shares. N10TR and Mr. Loftus reported shared voting and dispositive power with respect to 12,814,727 shares.

Executive Officers and Directors

The following table sets forth information with respect to beneficial ownership of our Common Stock by each of our executive officers, by each of our directors and nominees, and by all executive officers and directors as a group as of April 30, 2025. Except as otherwise noted, the address of each of the following beneficial owners is c/o Envela Corporation, 1901 Gateway Drive, Suite 100, Irving, TX 75038.

	Name and		Amount and
	Address of		Nature of	Percent
	Beneficial		Beneficial	of
Title of Class	Owner		Ownership	Class
Common Stock	John R. Loftus	(1)	19,180,187	73.78%
Common Stock	John G. DeLuca		2,271	*
Common Stock	Bret A. Pedersen	(2)	46,441	*
Common Stock	Alexandra C. Griffin		2,300	*
Common Stock	Jim R. Ruth		12,000	*
Common Stock	Richard D. Schepp		15,000	*
Common Stock	Vicky A. Teherani		—	*
Common Stock	Vince A. Ackerson		—	*

	All Executive Officers, Directors, and Nominees		19,211,758	73.91%
*	Less than one percent.

(1)	Based solely on information disclosed in the Schedule 13D/A, jointly filed with the SEC on May 24, 2019, by Eduro, N10TR, and John R. Loftus. Eduro and Mr. Loftus reported shared voting and dispositive power with respect to 6,364,460 shares. N10TR and Mr. Loftus reported shared voting and dispositive power with respect to 12,814,727 shares.

(2)	Mr. Pedersen resigned as the CFO effective March 25, 2024. Mr. Pedersen’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies, or practices. Mr. Pedersen’s shares include 6,921 shares held by family members, as to which he claims beneficial ownership.

PROPOSAL TWO:

TO APPROVE THE RATIFICATION OF WHITLEY PENN AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

Background

We originally engaged the firm of Whitley Penn in May 2012 as our principal independent accountant to audit our financial statements. The members of the Board unanimously approved the engagement of Whitley Penn. Prior to the engagement of Whitley Penn, neither we nor any person on our behalf consulted Whitley Penn regarding either: (i) the application of accounting principles to a specified completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements; or, (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K, promulgated under the Securities Act and the related instructions to such Item) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Act).

The Audit Committee has appointed Whitley Penn as our independent registered accountants to audit our financial statements for the fiscal year ending December 31, 2025, and has further directed that management submit the selection of independent registered accountants for ratification by our stockholders at the 2025 Annual Meeting. Stockholder ratification of the selection of Whitley Penn is not required by our bylaws or otherwise. However, we are submitting the selection of Whitley Penn to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Whitley Penn. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of Envela and our stockholders.

Representatives of the firm of Whitley Penn are expected to be present at our 2025 Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by our independent accountants, Whitley Penn, is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee’s pre-approval policy: (i) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that Whitley Penn’s independence is not impaired; (b) describes the audit, and tax services that may be provided; and (c) sets forth pre-approval requirements for all permitted services.

The Audit Committee is informed of each service actually rendered.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for the audits of our annual Consolidated Financial Statements for Fiscal 2024 and Fiscal 2023.

Type of Fees	2024	2023
Audit Fees	$425,337	$415,817
Audit-Related Fees	—	—
Tax Fees	61,565	38,000

	$486,902	$453,817

Audit fees consist of fees for the annual audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, and the quarterly reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q.

Audit-related fees consist of fees related to services performed outside the scope of the engagement letter for which are reasonably related to the annual audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, and the quarterly reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q.

Tax fees consist of fees for the preparation and filing of our federally consolidated tax return and the preparation and filing of all applicable state tax returns.

Vote Required

The affirmative vote of a majority of the voting power of the Company entitled to vote on the matter before the 2025 Annual Meeting, present in person or by proxy at the 2025 Annual Meeting, assuming a quorum is present, is required for the ratification of our independent registered accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF WHITLEY PENN AS THE COMPANY’S INDEPENDENT REGISTERED FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements with management and Whitley Penn, our independent registered accounting firm, and all matters required to be discussed by the American Institute of Certified Public Accountants, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received written disclosures and the letter from Whitley Penn required by applicable rules of the PCAOB regarding Whitley Penn’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Whitley Penn its independence.

Based on the review and discussions noted in the preceding two paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the years ended December 31, 2024 and 2023 be included in our annual report on Form 10-K with the SEC.

The Audit Committee acts pursuant to its Charter. Each of the Audit Committee members qualifies as an independent director under the Exchange’s current listing standards. The report has been furnished by the Audit Committee of our Board of Directors.

Alexandra C. Griffin

Jim R. Ruth

Richard D. Schepp

TRANSACTIONS WITH RELATED PERSONS

General

The Company has a corporate policy governing the identification, review, consideration and approval or ratification of transactions with related persons (each such person, a “Related Party”), as that term is defined in the Instructions to Item 404(a) of Regulation S-K, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Reportable Transactions Review Procedures

All Related Party transactions are identified and approved prior to their consummation to ensure they are consistent with the Company’s and the stockholders’ best interests. Among other factors, the Company’s Board considers the size and duration of the transaction, the nature and interest of the of the Related Party in the transaction, whether the transaction may involve a conflict of interest, and if the transaction is on terms that are at least as favorable to the Company as would be available in a comparable transaction with an unaffiliated third party. Envela’s Board reviews all Related Party transactions at least annually to determine if it is in the best interest of the Company and the Company’s stockholders to continue, modify, or terminate any Related Party transactions.

There were no material Related Party transactions during Fiscal 2024 or Fiscal 2023.

EXECUTIVE OFFICERS

General

The following table sets forth certain information regarding the Company’s current executive officers:

		Employee or
		Director
Name	Age	Since	Position

John R. Loftus	56	December 2016	Chairman of the Board, CEO, and President

John G. DeLuca	48	January 2023	CFO

Information Concerning Experience, Qualifications, and Skills of the Executive Officers

John R. Loftus | Chairman of the Board, CEO, and President

John R. Loftus has served as the Chairman of the Board, CEO, and President since December 12, 2016. Under his guidance, the Company posted its eighth consecutive annual profit in 2024. Mr. Loftus holds an MBA from the SMU Cox School of Business.

John G. DeLuca | CFO, Secretary, and Treasurer

John G. DeLuca was hired on January 3, 2023, and has served as the CFO since March 25, 2024, and has served as the Secretary and Treasurer since May 7, 2024. Mr. DeLuca has a comprehensive background in accounting, financial reporting and financial planning and analysis, along with having spent a majority of his career in the secondary-metals processing industry. Prior to joining the Company, Mr. DeLuca served as the CFO of Move It Storage in Fiscal 2022. Prior to this role he served as the Senior Vice President of Accounting and Finance for AIM Recycling, LLC during Fiscal 2021 and served as the CFO of Emerald Textiles, LLC during Fiscal 2020. Mr. DeLuca is a CPA and holds a BSBA and MBA from John Carroll University.

EXECUTIVE COMPENSATION

General

Our Board is responsible for establishing and administering executive compensation and employee-benefit programs in the context of our overall goals and objectives. This duty has been delegated to the Compensation Committee in accordance with the Compensation Committee’s Charter. The Compensation Committee reviews the Company’s executive compensation program at least annually and approves appropriate modifications to executive officer compensation, including specific amounts and types of compensation. The Compensation Committee is responsible for establishing compensation for the CEO and the CFO/Secretary/Treasurer. The Compensation Committee establishes the annual compensation of non-employee directors and oversees our equity compensation plans, including the administration of our stock-based compensation plans.

Compensation Program

The objectives of our compensation program are to: (i) provide a competitive, comprehensive compensation package to attract, retain, and motivate highly talented personnel at all levels of our organization; and (ii) provide incentives and rewards for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. We seek to structure compensation packages that are competitive within the industry while maintaining and promoting our interests and those of our stockholders.

We believe that executive compensation should reflect the executive’s responsibilities, the relative value of the position, and the level of industry competition for quality personnel. Our executive-compensation program includes three primary components:

●	Base salary is the guaranteed element of executives’ annual cash compensation. Base-salary amounts reflect the Compensation Committee’s assessment of the employees’ long-term performance, skill set, and the market value of such a skill set.

●	Performance-based incentive cash bonuses are intended to reward executives for achieving specific financial and operational goals at the corporate and individual levels.

●	Long-term incentive awards are provided through grants of stock options and restricted stock units. They are intended to encourage executives to seek long-term Company success and to align their interests with stockholders’ interests.

Advice of Compensation Consultant

In February 2015, as part of a set of corporate governance reforms that the Board implemented, the Compensation Committee recommended, and the Board approved an Executive Compensation Policy. As part of this policy, the Compensation Committee is required to retain an independent compensation consultant at least once every three years to review the Company’s compensation philosophy and plan to ensure that the criteria, factors, and policies and procedures for determining compensation comport with current best practices. Such a consultant shall make recommendations to the Compensation Committee and/or the entire Board regarding any appropriate actions to better align executive and director compensation with stockholder interests and long-term value creation. Most recently, the Compensation Committee retained the law firm Condon, Tobin, Sladek, Thornton, Nerenberg (“Condon”) to analyze our executive compensation program as compared to our peers. Condon issued its findings to the Compensation Committee in a report dated June 30, 2022, noting that our philosophy, policies and procedures are consistent with industry practice; that our executive compensation is within the salary range of similarly situated officers of public companies; and the Company’s independent director compensation is within the range of independent director compensation for similarly situated companies. The Compensation Committee has retained the law firm of Egan Nelson LLP (“Egan”) to analyze our executive compensation program as compared to our peers. We expect to receive Egan’s report in the late second quarter or early third quarter of 2025.

Summary Compensation Table

The following tables and discussion set forth the compensation paid or accrued to our CEO (or person acting in a similar capacity), and our two most highly compensated executive officers other than our CEO (“Named Executive Officers”), for all services rendered to us by these individuals in all capacities for Fiscal 2024 and Fiscal 2023.

	Fiscal			Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)

John R. Loftus	2024	—	—	—
CEO (1)	2023	—	—	—

John G. DeLuca	2024	220,000	60,000	280,000
CFO (2)	2023	210,330	40,000	250,330

Bret A. Pedersen	2024	175,000	—	175,000
Former CFO (3)	2023	175,000	—	175,000
(1)	Mr. Loftus has chosen not to receive compensation during the years presented.

(2)   On March 19, 2024, Mr. DeLuca was elected as the CFO effective March 25, 2024.

(3)  Mr. Pedersen resigned as our CFO effective March 25, 2024. Mr. Pedersen’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies, or practices. Upon his resignation, Mr. Pedersen served as a Vice President and Strategic Advisor until December 31, 2024.

Pay Versus Performance

We are required to disclose the designated pay versus performance measures for the principal executive officer (“PEO”) and certain other non-PEO named executive officers (“NEOs”). As a qualifying Smaller Reporting Company, Envela has elected to provide scaled disclosure.

Pay Versus Performance
	PEO		Non-PEO NEOs		Performance
Value of
			Average		initial
			Summary	Average	Fixed $100
			Compensation	Compensation	Investment
			Table	Actually	Based on
	Summary	Compensation	Total for	Paid to	Total
	Compensation	Actually Paid	Non-PEO NEOs	Non-PEO NEOs	Shareholder	Net Income
Year	Paid to PEO (1)	to PEO (1)	($) (2)	($) (2)(3)	Return ($) (4)	($)

2024	—	—	227,500	227,500	176.66	6,740,718
2023	—	—	175,000	175,000	119.41	7,147,452
2022	—	—	165,000	165,000	129.24	15,689,133
(1)	Mr. Loftus was the Company’s PEO for the fiscal years ended December 31, 2024, 2023, and 2022; he chose not to receive compensation during the years presented.
(2)	The average summary compensation table total and average compensation actually paid for the fiscal year ended December 31, 2024, represent the average compensation for Mr. DeLuca and Mr. Pedersen.

(3) There was no difference between the amounts included in the summary compensation table and the compensation actually paid to the Company’s non-PEO NEOs.

(4)  The amount shown in the table reflects the cumulative change at the end of the periods presented from an initial investment of $100, as if it were made on December 31, 2021.

Discussion on Pay Versus Performance

The following discussion sets forth the relationship between the compensation actually paid to the PEO and the average compensation actually paid to the NEOs other than the PEO for fiscal years 2024, 2023 and 2022 (collectively, “CAP”) to each of (1) net income and (2) Total Stockholder Return (“TSR”).

The average CAP for the PEO during the three years presented was $0. The average CAP for the non-PEO NEOs during the three years presented was $189,167.

During the time period presented, the net income for fiscal 2022 was approximately $15.7 million. For the second year, 2023, net income decreased to approximately $7.1 million. For the third year, 2024, net income decreased to approximately $6.7 million.

During the time period presented, TSR for fiscal 2022 was 29.24%. The second year presented, fiscal 2023, TSR decreased to 19.41%. The third year, fiscal 2024, saw TSR increase to 76.66%.

Employment Agreements

There are no employment agreements as of December 31, 2024; however, each of the executive officers is the beneficiary of customary indemnification agreements.

Equity Compensation Plan Information

Equity Compensation Plans

On June 21, 2004, our shareholders approved the adoption of the 2004 Stock Option Plan (the "2004 Plan”), which reserved 1,700,000 shares of our Common Stock for issuance upon exercise of options to purchase our Common Stock. Prior to 2012, the Company granted options to purchase an aggregate of 1,459,634 shares of our Common Stock under the 2004 Plan to certain of our officers, directors, key employees, and other individuals who provided us with goods and services. As of December 31, 2024, of the options issued under the 2004 Plan, 845,634 had been exercised, 614,000 had expired, and zero (0) remain outstanding. Since no further issuances can be made under the 2004 Plan and no options remain outstanding, the 2004 Plan has been formally terminated.

On December 7, 2016, stockholders of the Company approved the adoption of the 2016 Equity Incentive Plan (the "2016 Plan”), which reserved 1,100,000 shares for issuance pursuant to awards issued thereunder. As of December 31, 2024, no awards had been made under the 2016 Plan. The 2016 plan was never utilized, and no equity awards were made, and the 2016 Plan has been formally terminated.

Refer to Proposal Five for further details on the 2025 Plan.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards as of December 31, 2024.

PROPOSAL THREE:

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION (“SAY ON PAY VOTE”)

Background

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, and the rules promulgated thereunder, the Company provides its stockholders with the opportunity to approve, on a non-binding advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific element of compensation but instead is intended to address the overall compensation of the named executive officers as disclosed in the Proxy Statement.

Pursuant to the provisions of the Dodd-Frank Act and the rules of the SEC, the vote on the Say-on-Pay Resolution set forth below (i) is advisory and is therefore not binding on the Company, the Board, or the Compensation Committee; (ii) is not to be construed as overruling any decisions of the Company, the Board, or the Compensation Committee; and (iii) does not create or imply any additional fiduciary duties or changes to fiduciary duties of the Company, the Board, or the Compensation Committee. The Board believes that the Board and its Compensation Committee are in the best position to consider the extensive information that from time to time should be taken into consideration in determining named executive officer compensation. Nonetheless, the Company, the Board, and the Compensation Committee value the opinions of the Company’s stockholders and will take into consideration the outcome of this vote as part of their future deliberations regarding named executive officer compensation.

The Company recommends that you vote for the approval of the compensation of our named executive officers as described in this Proxy Statement. Accordingly, you may vote on the following resolution:

RESOLVED, that the stockholders approve on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement’s Compensation Table for the 2025 Annual Meeting of Stockholders.

Vote Required

Provided a quorum is present at the 2025 Annual Meeting, the affirmative vote of the holders of a majority of the voting power of the Company entitled to vote on the matter before the 2025 Annual Meeting, present in person or by proxy at the 2025 Annual Meeting, is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION (“SAY ON PAY VOTE”).

PROPOSAL FOUR:

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON RESOLUTIONS APPROVING NAMED EXECUTIVE OFFICER COMPENSATION

(“SAY WHEN ON PAY VOTE”)

Background

Also, under the Dodd-Frank Act, the Company seeks your advisory vote concerning the frequency of future stockholder advisory votes on the compensation of its named executive officers. When voting on this proposal, there are four choices: you may elect that the Company hold an advisory vote on executive compensation every three years, every two years, every year, or you may abstain from voting. A stockholder advisory vote is not binding; however, the vote is important to the Board.

Vote Required

Provided a quorum is present, this proposal requires the affirmative vote of a majority of the voting power of the Company entitled to vote on the matter before the 2025 Annual Meeting, present in person or by proxy. To the extent that no frequency receives a majority vote with respect to this proposal, we will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF “THREE YEARS” FOR FUTURE NON-BINDING ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL FIVE: TO APPROVE THE 2025 PLAN

Background

We are asking our stockholders to approve the Envela Corporation 2025 Equity Incentive Plan, which we refer to as the 2025 Plan. The 2025 Plan is intended to replace the 2004 Plan and the 2016 Plan. The 2004 Plan and the 2016 Plan were both formally terminated in 2024, so there is currently no existing compensatory plan under which equity awards relating to shares of our common stock can be granted.

On April 30, 2025, the Board unanimously approved and determined that the 2025 Plan was advisable and in the best interests of the Company and the Company’s stockholders. The Board also directed that approval of the 2025 Plan be submitted for consideration by our stockholders at our annual meeting. The 2025 Plan affords the Board the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for the grant of both statutory and nonstatutory stock options, designed to advance the interests and long-term success of the Company by attracting, retaining, and motivating executive officers, key employees, non-employee directors and other eligible service providers of the Company.

Proposed Share Reserve

The number of shares of common stock that will be authorized for issuance pursuant to the 2025 Plan will not exceed 1,100,000 shares of common stock (the “Share Reserve”).

Plan Term

The 2025 Plan will expire on the tenth anniversary of the effective date of the 2025 Plan, which shall be the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Corporation, unless earlier terminated by the Board. Awards granted under the 2025 Plan prior to such expiration date shall continue to be controlled by its terms.

Summary of Material Terms of the 2025 Plan

The following description of the 2025 Plan is only a summary of its principal terms and provisions and is qualified in its entirety by reference to the full copy of the 2025 Plan, attached as Appendix A to this proxy statement.

Purpose

The 2025 Plan is designed to provide competitive incentives intended to attract, retain, incentivize, and reward eligible participants.

Eligibility for Participation

Full-time, permanent employees of the Company and any parent or subsidiary who are designated by the appropriate committee and approved by the Board are eligible to participate in the 2025 Plan.

As of April 30, 2025, there were approximately 6 employees of the Company expected to participate in the 2025 Plan, with eligibility to participate subject to approval by the Board.

Plan Administration

The 2025 Plan will generally be administered by the Board or a committee designated by the Board to administer the 2025 Plan (the “Committee”). As plan administrator, the Committee has broad authority to determine the terms of the awards granted under the 2025 Plan (subject to the terms thereof) and to make all other determinations it deems necessary or advisable to administer the 2025 Plan properly. The interpretation and construction by the Committee of any provision of the 2025 Plan or of any option agreement or related document, and any determination by the Committee pursuant to any provision of the 2025 Plan or of any such agreement, notification or document, will be final and binding on all optionees and option holders of any options under the 2025 Plan.

Shares Available for Stock Option Grants

Subject to adjustment as provided in the 2025 Plan, the number of shares of common stock that may be issued or transferred under the 2025 Plan shall not exceed the Share Reserve. The maximum number of shares of common stock that may be issued pursuant to an “incentive stock option” (as defined in Section 422 of the Internal Revenue Code (the “Code”) (or an “ISO”)) may not exceed 1,100,000 shares of common stock.

Share Counting Provisions

To determine the number of shares of either the voting or non-voting class of common stock that is available at any time for the granting of options, there will be deducted from the total number of reserved shares of that class of common stock, the number of shares of that class of common stock in respect of which options have been granted pursuant to the 2025 Plan that are still outstanding or have been exercised. Any shares of common stock subject to an option under the 2025 Plan that, after the effective date of the 2025 Plan, are forfeited, canceled, settled or otherwise terminated without a distribution of shares to an optionee will thereafter be deemed to be available for grant with respect to shares of common stock; provided that, if (i) shares otherwise issuable or issued in respect of, or as part of, an option are withheld to cover taxes or any applicable exercise price, such shares will be treated as having been issued under the 2025 Plan and will not be available for issuance under the 2025 Plan, and (ii) any options are exercised, the aggregate number of shares subject to such options will be deemed issued under the 2025 Plan and will not be available for issuance under the 2025 Plan. In addition, shares (x) tendered to exercise outstanding options, or (y) withheld to cover applicable taxes on any options shall not be available for issuance under the 2025 Plan. The shares of common stock to be issued pursuant to the 2025 Plan will be made available from the authorized but unissued shares of common stock or reacquired common stock. If for any reason shares of common stock as to which an option has been granted cease to be subject to purchase thereunder, then such shares of common stock again will (unless the 2025 Plan has been terminated) be available for issuance pursuant to the exercise of options pursuant to the 2025 Plan. Notwithstanding any other provision of the 2025 Plan, shares issued under the 2025 Plan and later repurchased by the Company will not become available for future grant or sale under the 2025 Plan.

Types of Awards Under the 2025 Plan

Pursuant to the 2025 Plan, the Company may grant option rights (including ISOs). Each grant of an option under the 2025 Plan will be evidenced by an option agreement or agreements which will contain such terms and conditions as the Committee may determine, consistent with the 2025 Plan. A brief description of the option rights that may be granted under the 2025 Plan is set forth below.

An option right is a right to purchase shares of the Company upon the exercise of the option right. Option rights granted under the 2025 Plan may consist of ISOs, nonstatutory stock options that are not intended to qualify as an ISO or a combination of both. ISOs may only be granted to participants who meet the definition of employee under Section 3401(c) of the Code. Except with respect to options that are assumed or substituted in connection with a corporate transaction, option rights must have an exercise price per share that is not less than the greater of (i) ten dollars ($10.00) per share, (ii) the fair market value of a share on the date of grant, and (iii) 110% of the fair market value of a share on the date of the grant with respect to ISOs granted to holders of at least 10% of the Company’s shares of common stock. The term of an option right may not extend more than ten (10) years after the date of the grant; provided, that in the case of ISOs granted to holders of more than 10% of the Company’s shares, no such option right shall be exercisable more than five years from the date of the grant.

Each grant of an option right will specify the applicable terms of the option right, including the number of shares of common stock subject to the option right and the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Committee.

Under the 2025 Plan, the Committee may not amend or replace any previously granted option in a transaction that constitutes a repricing within the meaning of the applicable listing standards of the national securities exchange on which the shares are then traded, without the prior approval of the Company’s stockholders.

Further, no grant of an option right may vest or become exercisable until at least one (1) year following the date of grant; provided, however, that up to 5% of the Share Reserve may be subject to option grants that do not meet such vesting or exercisability requirements.

In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (a) cash or check acceptable to the Company, or wire transfer of immediately available funds; (b) the actual or constructive transfer to the Company of shares of common stock owned by the participant (or certain other consideration permitted under the 2025 Plan) with a value at the time of exercise that is equal to the total exercise price; (c) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of common stock otherwise issuable upon exercise of an option right; (d) by a combination of the foregoing methods; and (e) such other methods as may be approved by the Committee. To the extent permitted by law, any option right may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Option rights granted under the 2025 Plan may not provide for dividends or any other rights that a stockholder may have.

Adjustments Upon Change in Capitalization or Merger

If there is any change in the Company’s capitalization (including resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number of shares of common stock covered by each outstanding option, and the number of shares of common stock which have been authorized for issuance under the 2025 Plan but as to which no options have yet been granted or which have been returned to the 2025 Plan upon cancellation or expiration of an option, as well as the price per share of common stock covered by each such outstanding option, will be proportionately adjusted. In the event of the proposed dissolution, liquidation, or sale of all or substantially all of the assets of the Company, to the extent it has not been previously exercised, options under the 2025 Plan will terminate immediately prior to the consummation of such proposed action. In the event of the merger of the Company with or into another corporation, options under the 2025 Plan will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the option or to substitute an equivalent option, in which case the Board will, in lieu of such assumption or substitution, provide for the option holder to have the right to exercise the option as to all of the optioned shares, including shares as to which the option would not otherwise be exercisable.

Effective Date and Term of the 2025 Plan

The 2025 Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company and will continue in effect for a term of ten (10) years from such effective, unless sooner terminated by the Board.

Amendment and Termination of the 2025 Plan

The Board has the right at any time and from time to time to amend, modify, or discontinue the 2025 Plan in such respects as the Board may deem advisable; provided that, unless approved by the Company’s stockholders, no such amendment, modification, or discontinuance of the 2025 Plan may (i) revoke or alter the terms of any valid option previously granted pursuant to the 2025 Plan, (ii) increase the number of shares of common stock to be reserved for issuance and sale pursuant to options granted pursuant to the 2025 Plan, (iii) change the maximum aggregate number of shares of common stock that may be issued upon the exercise of options granted pursuant to the 2025 Plan to any single individual, (iv) decrease the per share exercise price for the shares to be issued pursuant to the exercise of an option, (v) change the class of persons to whom options may be granted pursuant to the 2025 Plan, (vi) provide for options exercisable more than 10 years after the date granted, (vii) if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the 2025 Plan. The Board may, in its discretion, terminate the 2025 Plan at any time. Termination of the 2025 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

Material U.S. Federal Income Tax Consequences

The following discussion of certain relevant United States federal income tax effects applicable to the grant of options under the 2025 Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the 2025 Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the 2025 Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.

A summary of tax consequences to participants is set forth below.

Nonstatutory Stock Option Rights: An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonstatutory stock option. Rather, at the time of exercise of the nonstatutory stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. If the shares of common stock acquired upon the exercise of a nonstatutory stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options: An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an ISO (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the ISO is exercised during employment or within ninety (90) days following the termination thereof (or within one (1) year following termination, in the case of a termination of employment due to retirement, death or disability), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares of common stock on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.

Generally, if an optionee disposes of shares acquired by exercising an ISO either within two (2) years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares of common stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

Tax Withholding: The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of option grants under the plans.

Certain Tax Code Limitations on Deductibility: Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million. In addition, our ability to obtain a deduction for future payments could be limited by Section 280G of the Code, which provides that certain payments made in connection with a change in control are not deductible by the Company (and may be subject to additional taxes for the participant).

Section 409A: Some awards under the plans may be considered to be deferred compensation subject to Section 409A of the Code. Failure to satisfy the applicable requirements under this provision for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties.

New Plan Benefits

As of the date hereof, no awards have been granted under the 2025 Plan. The aggregate number of shares and aggregate total dollar value of potential future awards under the 2025 Plan that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non-employee directors as a group is subject to the discretion of the Committee and is not yet determinable.

Registration with the SEC

If the 2025 Plan is approved by our stockholders and becomes effective, we intend to file a Registration Statement on Form S-8 relating to the issuance of Shares under the 2025 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2025 Plan by our stockholders.

Vote Required

Provided a quorum is present, this proposal requires the affirmative vote of a majority of the voting power of the Company entitled to vote on the matter before the 2025 Annual Meeting, present in person or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2025 PLAN AS PRESENTED IN THIS PROXY STATEMENT.

PROPOSAL SIX:

ADJOURNMENT OF THE 2025 ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE BOARD OF DIRECTORS’ RECOMMENDED ACTIONS WITH RESPECT TO PROPOSALS ONE THROUGH FIVE

Background

At the 2025 Annual Meeting, we may ask stockholders to vote to adjourn the meeting to solicit additional proxies in favor of the approval of Proposals One through Three and Five and “Three Years” on Proposal Four, if we have not obtained sufficient votes to approve any such proposal.

Vote Required

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter, assuming a quorum is present at the meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE BOARD OF DIRECTORS’ RECOMMENDED ACTIONS WITH RESPECT TO PROPOSALS ONE THROUGH FIVE.

STOCKHOLDER COMMUNICATIONS AND PROPOSALS

Stockholder Communications with Directors

We have adopted a formal process by which stockholders or other interested parties may communicate with our Board of Directors or any of its members. Our Board recommends that stockholders or other interested parties initiate any communications with the Board in writing and send them by mail to our corporate office at Attn: Investor Relations, c/o Envela Corporation, 1901 Gateway Drive, Suite 100, Irving, TX 75038. This centralized process will assist the Board in reviewing and responding to such communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication.

The Board of Directors has instructed the investor relations department to forward such correspondence only to intended recipients; however, the Board has also instructed the investor relations department, before forwarding any correspondence, to review such correspondence and, in its discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, correspondence will be forwarded to our corporate secretary for review and possible response. This information is also contained on our website at www.envela.com.

Stockholder Proposals

Stockholder proposals made in compliance with Rule 14(a)-8 of the Exchange Act to be presented at our 2026 Annual Meeting of Stockholders, for inclusion in our proxy statement and form of proxy relating to that meeting, must be received on or before December 31, 2025, unless the Annual Meeting has been changed by more than thirty days from the date of the 2025 Annual Meeting, in which case stockholder proposals must be received by a reasonable time before the Company begins to print and send its proxy materials. Stockholder proposals made outside the process described in Rule 14(a)-8 of the Exchange Act must be received by April 30, 2026. Such stockholder proposals must comply with our bylaws and the requirements of Regulation 14A of the Exchange Act.

Rule 14a 4 of the Exchange Act governs our use of discretionary proxy voting authority with respect to stockholder proposals not addressed in the proxy statement. With respect to our 2026 Annual Meeting of Stockholders, if we are not provided notice of a stockholder proposal by December 31, 2025, we will be permitted to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

PERSONS MAKING THE SOLICITATION

Soliciting Proxies

The enclosed proxy is solicited on behalf of the Company and our Board of Directors. We will pay the cost of soliciting proxies in the accompanying form. Our officers may solicit proxies by mail, telephone, or electronic means of communication. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our shares of Common Stock.

OTHER MATTERS

General

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies’ discretionary authority to vote the same in accordance with their best judgment in the interest of Envela.

Householding of Proxy Materials

The Company has adopted a process for mailing the 2024 Annual Report and the 2025 Proxy Statement called “householding,” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of the 2024 Annual Report and 2025 Proxy Statement, unless the Company receives contrary instructions from any stockholder at that address. Envela will continue to mail a proxy card to each stockholder of record.

If you are a stockholder of record, requests for additional copies of the 2024 Annual Report and the 2025 Proxy Statement can be directed to 1901 Gateway Drive, Suite 100, Irving, TX 75038, Attn: Investor Relations, c/o Envela Corporation, by telephone at 972-587-4049, or via email at ir@envela.com. Eligible stockholders of record receiving multiple copies of the 2024 Annual Report and the 2025 Proxy Statement can request householding by contacting the Company in the same manner. Envela has undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of the 2024 Annual Report and 2025 Proxy Statement or you may request householding by notifying your broker, bank, or nominee.

Current and prospective investors can also access free copies of our prior Annual Reports, Proxy Statements and other financial information on the Investors section of our website at www.envela.com.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC, is available (excluding exhibits) without cost to stockholders upon written request made to Attn: Investor Relations, c/o Envela Corporation, 1901 Gateway Drive, Suite 100, Irving, TX 75038, by telephone at 972-587-4049, via email at ir@envela.com or online on our website: www.envela.com.

By Order of the Board of Directors,

/s/ John R. Loftus
John R. Loftus
Chairman of the Board, Chief Executive Officer, and President

Dallas, Texas
April 30, 2025

ENVELA CORPORATION

2025 EQUITY INCENTIVE PLAN

  1. Purpose

The proper execution of the duties and responsibilities of the executives, directors, and key employees of Envela Corp. (the “Corporation”) is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions and provide services that contribute materially to the successful operation of the business of the Corporation. It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of the Corporation and to increase the prosperity, growth, and earnings of the Corporation. This equity incentive plan is intended to serve these purposes.

  2. Definitions

The following terms wherever used herein will have the meanings set forth below.

“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. An entity shall be deemed an Affiliate for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Cause” shall have the meaning assigned to such term in any Corporation, Subsidiary, or Affiliate unexpired employment, severance, or similar agreement or Option Agreement with an Optionee, or if no such agreement exists or if such agreement does not define “Cause” (or a word of like import), Cause means (i) the Optionee’s breach of fiduciary duty or duty of loyalty to the Corporation, (ii) the Optionee’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) the Optionee’s failure, refusal or neglect to perform and discharge his or her duties and responsibilities on behalf of the Corporation or a Subsidiary of the Corporation (other than by reason of disability) or to comply with any lawful directive of the Board or its designee, (iv) the Optionee’s breach of any written policy of the Corporation or a Subsidiary or Affiliate thereof (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information), (v) the Optionee’s breach of any agreement with the Corporation or a Subsidiary or Affiliate thereof (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement), (vi) the Optionee’s commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Corporation or a Subsidiary or Affiliate thereof, or (vii) the Optionee’s commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his or her lawful duties or responsibilities, which have or may be expected to have an adverse effect on the Corporation, its Subsidiaries or Affiliates. An Optionee’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to whether an Optionee’s has been discharged for Cause.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Committee” means a committee to be appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

“Common Stock” means the shares of common stock of the Corporation, including both the voting and any non-voting classes of stock.

“Corporation” means Envela Corp., a Nevada corporation.

“Employee” means a common-law employee of the Corporation or a Subsidiary.

“Employment” means periods during which an Employee qualifies as an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Common Stock on any date will be (a) the average on that date of the high and low prices of a share of Common Stock on the New York Stock Exchange American capital market; or (b) such other value as the Board reasonably determines is a more accurate indication of the fair market value of the Common Stock.

“Immediate Family Member” means each of (a) the children, step children or grandchildren of the Employee to whom the Option is granted, (b) the spouse or any parent of the Employee to whom the Option is granted, (c) any trust solely for the benefit of any such family members, and (iv) any partnership or other entity in which such family members are the only partners or other equity holders.

“Incentive Stock Option” means any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

“Nonstatutory Stock Option” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” or “Stock Option” means a right granted pursuant to the Plan to purchase shares of Common Stock and includes the terms “Incentive Stock Option ” and “Nonstatutory Stock Option.”

“Optionee” means an Employee who is granted an Option under this Plan.

“Option Agreement” means a written agreement representing Options granted pursuant to the Plan, as contemplated by Section 7 of the Plan.

“Option Holder” means the Optionee or, if applicable, the person to whom the Optionee’s rights under the Option Agreement have been validly transferred.

“Parent” means a “parent company” of the Corporation, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Plan” means the Envela Corporation 2025 Equity Incentive Plan as originally approved by the Board of Directors on April 30th 2025, as embodied in this document, and as the same may be amended from time to time.

“Share” means a share of the Common Stock of the Corporation that is subject to an Option as adjusted in accordance with Section 9 of the Plan.

“Subsidiary” means a “subsidiary corporation” of Corporation or a Parent, whether now or hereafter existing, as defined in Section 424(f) of the Code.

  3. Effective Date of the Plan

The Plan will become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Corporation, provided that such shareholder approval is received before the expiration of one year from the date the Plan is approved by the Board of Directors, and provided further that the Board of Directors may grant Options pursuant to the Plan prior to shareholder approval if such Options by their terms are contingent upon subsequent shareholder approval of the Plan.

  4. Administration

  (a) Procedure.

  (i) Administration With Respect to Directors and Officers. With respect to grants of Options to Employees who are also officers or directors of the Corporation, the Plan will be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto (“Rule 16b-3”) with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a committee designated by the Board to administer the Plan, which committee must be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without Cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

  (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

  (iii) Administration With Respect to Other Employees. With respect to grants of Options to Employees who are neither directors nor officers of the Corporation, the Plan will be administered by (A) the Board or (B) a Committee designated by the Board, which committee must be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of the Nevada corporate and securities laws and of the Code (the “Applicable Laws”). Once appointed, such Committee will continue to serve in its designated capacity until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without Cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

  (b) Powers of the Board. Subject to the provisions of the Plan, the Board (or the Committee) will have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information, the fair market value of the Common Stock in each class; (iii) to determine the exercise price per Share of Options to be granted, which exercise price must be determined in accordance with Section 7(b) of the Plan; (iv) to determine the regular, full-time Employees and non-employee directors to whom, and the time or times at which, Options will be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the rules and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Option Holder) the exercise date of any Option, consistent with the provisions of Section 7 of the Plan; (ix) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Option previously granted by the Board or Committee; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

  (c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board (or the Committee designated by the Board to administer the Plan) will be final and binding on all Optionees, and Option Holders of any Options under the Plan.

  5. Participation in the Plan

Participation in the Plan will be limited to those Employees who are both (i) designated for payroll purposes as full-time, permanent employees of the Corporation and any Parent or Subsidiary and (ii) designated by the Committee and approved by the Board of Directors to participate in the Plan. The Plan will not confer upon any Optionee any right with respect to continuation of Employment, nor will it interfere in any way with his or her right or the Corporation’s right to terminate his or her employment at any time, with or without Cause.

   6. Stock Subject to the Plan

(a) Subject to Section 9 of the Plan, there will be reserved for the granting of Options pursuant to the Plan and for issuance and sale pursuant to such Options 1,100,000 shares of Common Stock, subject to adjustments as provided in Section 7(d) of the Plan. To determine the number of Shares of either the voting or nonvoting class of Common Stock that is available at any time for the granting of Options, there will be deducted from the total number of reserved shares of that class of Common Stock, the number of shares of that class of Common Stock in respect of which Options have been granted pursuant to the Plan that are still outstanding or have been exercised. Any shares of Common Stock subject to an Option under the Plan that, after the effective date of the Plan, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to an Optionee will thereafter be deemed to be available for grant with respect to shares of Common Stock. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, an Option are withheld to cover taxes or any applicable exercise price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Options are exercised, the aggregate number of Shares subject to such Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares (x) tendered to exercise outstanding Options, or (y) withheld to cover applicable taxes on any Options shall not be available for issuance under the Plan. The shares of Common Stock to be issued pursuant to the Plan will be made available from the authorized but unissued shares of Common Stock or reacquired Common Stock. If for any reason shares of Common Stock as to which an Option has been granted cease to be subject to purchase thereunder, then such shares of Common Stock again will (unless the Plan has been terminated) be available for issuance pursuant to the exercise of Options pursuant to the Plan. Notwithstanding any other provision of the Plan, Shares issued under the Plan and later repurchased by the Corporation will not become available for future grant or sale under the Plan.

(b) Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the Plan will be used for the general business purposes of the Corporation.

  7. Terms and Conditions of Options

(a) Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options and may be for the purchase of either voting or non-voting Common Stock, all as determined by the Board of Directors or Committee at its discretion and as designated in the terms of the Option Agreement. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive

Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Corporation) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of the prior sentence, Options will be taken into account in the order in which they were granted, and the fair market value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be such price as is determined by the Board of Directors or Committee at the time of the grant; provided, however, that in no event shall the exercise price of an Option be less than the greater of (i) ten dollars ($10.00) per Share, (ii) one hundred percent (100%) of the Fair Market Value of a Share on the date of grant or (iii) one-hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant in the case of an Incentive Stock Option granted to a ten percent (10%) shareholder of the Corporation (within the meaning of Code Section 422(b)(6)).

For purposes of this Section 7(b), if an Option is amended to reduce the exercise price, the date of grant of such Option will thereafter be considered to be the date of such amendment.

(c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to but not exceeding 10 years from the date on which it is granted. The term of each Option will be determined by the Board of Directors or Committee at the time of grant of the Option and specified in the Option Agreement, provided that if no term is specified by the Board or Committee the term of the Option will be the maximum term permitted under this Section, measured from the date on which it is granted. Notwithstanding anything to the contrary, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Corporation or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option will be five years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is a Nonstatutory Stock Option, the term of the Option will be five years and one day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement.

(d) The Board of Directors or Committee may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option will vest in the Optionee over such period of time as the Board or Committee, in its discretion, determines for each Optionee.

(e) Upon voluntary or involuntary termination of an Optionee’s active Employment for any reason (including disability), the Optionee’s Option and all rights thereunder will terminate effective at the close of business on the date the Optionee ceases to be an active, regular employee of the Corporation or any of its subsidiaries, except (1) to the extent previously exercised and (2) as provided in Sections 7(f) and (g) of the Plan.

(f) If an Optionee takes a leave of absence from the Corporation or any Parent or Subsidiary for personal reasons or as a result of entry into the armed forces of the United States or any of the departments or agencies of the United States government, the Committee may consider the Optionee’s case and may take such action in respect of the related Option Agreement as it may deem appropriate under the circumstances in its absolute discretion, including accelerating the time previously granted Options may be exercised and extending the time following the Optionee’s termination of Employment during which the Option Holder is entitled to purchase the shares of Common Stock subject to such Options, provided that in no event may any Option be exercised after the expiration of the term of the Option or more than ninety days after the Optionee’s termination of Employment.

(g) If an Optionee’s Employment terminates as a result of the Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code), the Option Holder may exercise his/her Option within no more than the twelve-month period beginning on the date of his/her termination of Employment (to the extent the Option Holder was entitled to exercise the Option at the date of the Optionee’s termination of Employment and provided that in no event may any Option be exercised after the expiration of the term of the Option), after which the Option will lapse.

(h) If an Optionee dies during the term of his/her Option without the Option having been fully exercised, the Option will lapse, and the executor or administrator of the Optionee’s estate or the person who inherits the right to exercise the Option by bequest or inheritance will not have any right to purchase the number of shares of Common Stock that the deceased Optionee was entitled to purchase at the date of death.

 (i) The granting of an Option pursuant to the Plan will not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of its subsidiaries to retain or employ the Optionee for any specified period.

 (j) Except as provided in Section 9, without the approval of the shareholders of the Company, the terms of outstanding Options may not be amended to (i) reduce the exercise price of an outstanding Option, (ii) grant a new Option in substitution for, or upon the cancellation of, any previously granted Option that has the effect of reducing the exercise price thereof, (iii) exchange any Option for Stock, cash or other consideration when the exercise price per share of Common Stock under such Option equals or exceeds the Fair Market Value of a share of Common Stock or (iv) take any other action that would be considered a “repricing” of an Option under the applicable listing standards of the national securities exchange on which the Shares are listed (if any).

(k) In addition to the general terms and conditions set forth in this Section 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan will be subject to the following additional terms and conditions:

(i) “Incentive Stock Options” will be granted only to individuals who, at the date of grant of the Option, are regular, full-time Employees of the Corporation or any Parent or Subsidiary;

(ii) No Employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation will be eligible to be granted an “Incentive Stock Option,” unless the exercise price per Share is at least 110% of the Fair Market Value of the Common Stock subject to the Option on the date of grant of the Option and the Option, by its terms, is not exercisable after the expiration of five years from the date the Option is granted.

(iii) To the extent that the aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock in respect of which an Option is exercisable for the first time by the Optionee during any calendar year (and taking into account all “incentive stock option” plans of the Corporation and its subsidiaries) exceeds $100,000, that number of whole shares for which an Option issued hereunder is exercisable with an aggregate fair market value in excess of this $100,000 limit will not be treated as having been granted under an “incentive stock option”; and

(iv) Any other terms and conditions specified by the Committee that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for “incentive stock options” under Section 422 of the Code.

   8. Methods of Exercising Options

(a) An Optionee (or other Option Holder, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Common Stock covered by the Option must (i) notify the Corporation in writing at its principal office to that effect, specifying the number of shares of Common Stock to be purchased and the method of payment therefor, and (ii) make payment or provision for payment for the shares of Common Stock so purchased in accordance with this Section 8. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option Holder should mail the original executed copy of the written notice to the Corporation promptly thereafter. An Option may not be exercised for as fraction of a share of Common Stock.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, will be determined by the Board of Directors, as permitted under the laws of the State of Nevada, and may include payment in whole or in part (i) by means of consideration received under any cashless exercise procedure approved by the Board of Directors (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Optionee which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Board of Directors and permitted by applicable Nevada law, or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the exercise price, the Board of Directors may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Board of Directors at the time of grant and specified in an applicable Option Agreement.

(c) An Option will be deemed to be exercised when written notice of such exercise has been given to the Corporation in accordance with the terms of the Option by the Option Holder and full payment for the Shares with respect to which the Option is exercised has been received by the Corporation. Full payment may, as authorized by the Board of Directors, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the stock certificate evidencing such Shares, no right to vote (in the case of voting stock) or receive dividends or any other rights as a shareholder will exist with respect to the optioned Shares, notwithstanding the exercise of the Option. The Corporation will issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. If the exercise of an Option is treated in part as the exercise of a Nonstatutory Stock Option, the Corporation will issue a separate stock certificate evidencing the Shares of each class treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares of each class treated as acquired upon exercise of a Nonstatutory Stock Option, and will identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

(d) An Option Holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option will not have been exercised.

(e) Exercise of an Option in any manner will result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

  9. Adjustments Upon Changes in Capitalization or Merger

Subject to any required action by the shareholders of the Corporation, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation will not be deemed to have been “effected without receipt of consideration.” Such adjustment must be made by the Board of Directors, whose determination in that respect will be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof may be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution, liquidation or sale of all or substantially all of the assets of the Corporation, the Board must notify the Optionee or other Option Holder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of the merger of the Corporation with or into another corporation, the Option will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Board will, in lieu of such assumption or substitution, provide for the Option Holder to have the right to exercise the Option as to all of the optioned Shares, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify the Optionee or other Option Holder that the Option will be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

  10. Time of Granting Options

The date of grant of an Option will, for all purposes, be the date on which the Board of Directors or Committee makes the determination granting such Option. Notice of the determination will be given to each Optionee within a reasonable time after the date of such grant.

  11. Amendments and Discontinuance of the Plan

(a) The Board of Directors has the right at any time and from time to time to amend, modify, or discontinue the Plan in such respects as the Board may deem advisable; provided that, unless approved by the Corporation ’s shareholders in accordance with Section 16, no such amendment, modification, or discontinuance of the Plan may (i) revoke or alter the terms of any valid Option previously granted pursuant to the Plan, (ii) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to Options granted pursuant to the Plan, (iii) change the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of Options granted pursuant to the Plan to any single individual, (iv) decrease the price determined pursuant to the provisions of Section 7(b), (v) change the class of persons to whom Options may be granted pursuant to the Plan, (vi) provide for Options exercisable more than 10 years after the date granted, (vii) if the Corporation has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

  (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 16(a) of the Plan is made at a time when any class of equity securities by the Corporation is registered under Section 12 of the Exchange Act, such shareholder approval must be solicited as described in Section 16 of the Plan.

  (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan will not affect Options already granted, and such Options will remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or other Option Holder and the Board of Directors, which agreement must be in writing and signed by the Option Holder and the Corporation.

  12. Plan Subject to Governmental Laws and Regulations

The Plan and the grant and exercise of Options pursuant to the Plan are subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations. Shares may not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto complies with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Corporation with respect to such compliance.

As a condition to the exercise of an Option, the Corporation may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned relevant provisions of law.

  13. Reservation of Shares

The Corporation, during the term of this Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan.

The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

    14. Minimum Vesting Requirements

Except in the case of Options substituted pursuant to Section 9 and subject to the following sentence, Options granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, the Committee may grant Options covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirement.

15. Option Agreements

Options will be evidenced by written agreement in such form as the Committee determines from time to time.

  16. Shareholder Approval

(a) Continuance of the Plan is subject to approval by the shareholders of the Corporation within twelve (12) months before or after the date the Plan is adopted.

(b) The required approval of the shareholders of the Corporation will be solicited substantially in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

  17. Term of Plan

The Plan will become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Corporation as described in Section 16 of the Plan. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

18. Code Section 409A

The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A (or an available exemption therefrom) to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in accordance therewith. Each amount to be paid or benefit to be provided to the Optionee pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Option Agreement shall be construed as a guarantee of any particular tax effect with respect to an Option. The Corporation does not guarantee that any Options provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Corporation be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by an Optionee on account of any non-compliance with Code Section 409A.

19. Withholding Taxes

Each Optionee shall, no later than the date as of which the value of an Option first becomes includible in the gross income of such Optionee for federal, state and/or local income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Board of Directors regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Option. The obligations of the Corporation under the Plan shall be conditional on the making of such payments or arrangements, and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee. Whenever Shares are to be delivered pursuant to an Option, the Corporation shall have the right to require the Optionee to remit to the Corporation in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Board of Directors, an Optionee may satisfy the foregoing requirement by electing to have the Corporation withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Optionee, if such other greater amount would not, as determined by the Board of Directors, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Option. The Corporation may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option (including by a “net exercise” or broker assisted “cashless” exercise procedure approved by the Board of Directors).

20. Severability

If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

21. Choice of Law

This Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such State.

22. Headings

The headings in this Plan and any Option Agreements are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

23. Forfeitures

The Board may specify in an Option Agreement that the Participant’s rights, payments and benefits with respect to an Option shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of the Option. Such events may include, without limitation, breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in an Option Agreement or that are otherwise applicable to the Optionee, a termination of the Optionee’s Employment for Cause, or other conduct by the Optionee that is detrimental to the business or reputation of the Corporation and its Subsidiaries and/or its Affiliates.

24. Limitations on Participation

Participation in this Plan shall be limited exclusively to those individuals who are designated as eligible participants under Section 5 of this Plan. No person shall have any rights or be entitled to any benefits under this Plan except as expressly provided herein. Eligibility to participate is limited to employees of the Corporation or its Affiliates who are designated by the Committee and approved by the Board, and no other individual or entity shall be deemed a participant or have any claim under the Plan. The mere act of being eligible shall not entitle any person to be selected to receive an Option grant, and participation in one year shall not guarantee participation in any future year.

25. Plan Document Controls

The Plan and each Option Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Option Agreement, the terms and conditions of the Plan shall control.

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4. To approve, by non-binding advisory vote, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Vote”). Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 3 YRS 2 YRS 1 YR Abstain 01 - John R. Loftus 04 - Richard D. Schepp 02 - Jim R. Ruth 05 - Vicky C. Teherani 03 - Alexandra C. Griffin 06 - Vince A. Ackerson 1UPX For Withhold For Withhold For Withhold Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 3, 5 & 6, and 3 YEARS on Proposal 4. A 0456HD 2. To approve the ratification of Whitley Penn, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. To approve, by non-binding advisory vote, the resolution approving named executive officer compensation (“Say on Pay Vote”). 1. Election of Directors: For Against Abstain For Against Abstain When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 5. To approve the 2025 Equity Incentive Plan. 6. To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies in favor of the Board of Directors’ recommended actions with respect to proposals 1 through 5. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/ELA or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 10:00 A.M., Central Time, on June 25, 2025. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ELA Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

ANNUAL MEETING OF STOCKHOLDERS — June 25, 2025 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints John DeLuca and Andrew Stacey, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Stockholders of Envela Corporation (the “Company”), to be held on Wednesday, June 25, 2025 at 2:00 P.M., Central Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other matters as may properly come before this meeting. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This Proxy, when properly executed, will be voted in the manner directed herein by the stockholders of record. If no direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE REVOCABLE PROXY — Envela Corporation C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 25, 2025. We encourage you to access and review all the important information contained in the proxy materials before voting. The 2025 proxy statement and the 2024 annual 10-K report to stockholders are available at www.envela.com. The 2025 Annual Meeting of Shareholders of Envela Corporation will be held on Wednesday, June 25, 2025, 2:00 P.M. Central Time at 1901 Gateway Drive, Irving, TX 75038